SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 7, 2005

FIRST PACTRUST BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	6035	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California	91910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 691-9741

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On March 3, 2005, Crowe Chizek and Company LLC (LLC) informed the Audit Committee that it had formed a new entity, Crowe Chizek and Company LLP (LLP), to which LLC transferred its contract of engagement to perform the December 31, 2004 audit and all related matters. Accordingly, LLC was resigning as the Company’s independent registered public accountant in favor of LLP. The Audit Committee approved Crowe Chizek and Company LLP as the Company’s independent registered public accountant effective March 4, 2005.

Crowe Chizek and Company LLC’s report on the financial statements for the years ended December 31, 2002 and 2003 did not contain an adverse opinion, a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and the period preceding the resignation, there were no disagreements with LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to LLC’s satisfaction, would have caused LLC to make reference thereto in LLC’s report on the Company’s financial statements for such periods. In addition, no reportable events, as defined in Item 304 (a) (1) (v) of Regulation S-K, occurred during the Company’s two most recent fiscal years ended December 31, 2003 and the subsequent period through March 3, 2005.

The Company has requested that LLC furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1

During the Company’s two most recent fiscal years ended December 31, 2003, and the subsequent period through March 3, 2005, the Company did not consult with LLP regarding the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibit

Exhibit No.
16.1	Letter from Crowe Chizek and Company LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: March 7, 2005	By:	/s/ Regan J. Gallagher
Regan J. Gallagher
Senior Vice President/ Controller
(Principal Financial and Accounting Officer)

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